                                                                   EXHIBIT 12



                                                 SNAP-ON INCORPORATED
                                         RATIOS OF EARNINGS TO FIXED CHARGES
                                      (Thousands of Dollars, Except Ratio Data)



                                                      NINE MONTHS ENDED                              FISCAL YEARS
                                                ----------------------------   -----------------------------------------------------
                                                 OCT. 1, 1994  OCT. 2, 1993        1993       1992       1991       1990       1989
                                                 ------------  ------------        ----       ----       ----       ----       ----
EARNINGS:
- ---------------------------------

INCOME FROM CONTINUING OPERATIONS                 $114,162       $102,398       $146,933   $115,675   $123,867   $163,065   $166,885

PLUS:  INTEREST EXPENSE                              9,071          8,019         11,198      5,969      5,250      6,762      3,298
                                                  --------       --------       --------   --------   --------   --------   --------
              TOTAL EARNINGS                      $123,233       $110,417       $158,131   $121,644   $129,117   $169,827   $170,183





FIXED CHARGES:
- ---------------------------------

INTEREST EXPENSE                                  $  9,071       $  8,019       $ 11,198   $  5,969   $  5,250   $  6,762   $  3,298

INTEREST CAPITALIZED                                    14              0              0          0        107        414        549
                                                  --------       --------       --------   --------   --------   --------   --------

              TOTAL FIXED CHARGES                 $  9,085       $  8,019       $ 11,198   $  5,969   $  5,357   $  7,176   $  3,847



RATIO OF EARNINGS TO FIXED CHARGES
- ----------------------------------

   TOTAL EARNINGS                                 $123,233       $110,417       $158,131   $121,644   $129,117   $169,827   $170,183

   TOTAL FIXED CHARGES                            $  9,085       $  8,019       $ 11,198   $  5,969   $  5,357   $  7,176   $  3,847

              RATIO                                   13.6           13.8           14.1       20.4       24.1       23.7       44.2
                                                  --------       --------       --------   --------   --------   --------   --------
